Exhibit 99.1

 2015 Annual Shareholders’ Presentation

 Cautionary Statement  Information provided herein by CTBI contains “forward-looking” information. CTBI cautions that any forward-looking statements made are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to CTBI’s 2014 Annual Report on Form 10-K, Cautionary Statement Regarding Forward Looking Statements for additional information.  2

Key Metrics

▪ **Market Capitalization**	**$639.4 million**
▪ **Dividend Yield**	**3.28%**
▪ **P/E Ratio**	**14.6x**

- **Competitive Position**
  - **2nd largest Kentucky domiciled bank holding company**
  - **#1 in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions**
  - **6th largest bank in Kentucky in terms of deposit market share of all FDIC insured institutions**

Financial data as of December 31, 2014

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 Our Banking Franchise  Serving customers in 81 branch locations in 35 counties throughout Kentucky, Tennessee, and West Virginia, including 5 trust offices in Kentucky and Tennessee  4

Our Banking Franchise

Central Region

Loans - $628 million

Deposits - $683 million

- Danville
- Lexington
- Mt. Sterling
- Richmond
- Versailles
- Winchester

Eastern Region

Loans - $848 million

Deposits - $1.2 billion

- Floyd/Knott/Johnson
- Hazard
- Pikeville
- Tug Valley
- Whitesburg

Northeastern Region

Loans - $348 million

Deposits - $505 million

- Advantage Valley
- Ashland
- Flemingsburg
- Summersville

South Central Region

Loans - $591 million

Deposits - $657 million

- Campbellsville
- LaFollette
- Middlesboro
- Mt. Vernon
- Williamsburg

CTIC

Assets Under Management - $2.0 billion (including $0.6 bill CTB)

Revenues - $12.9 million

- Ashland
- LaFollette
- Lexington
- Pikeville
- Versailles

Financial data as of December 31, 2014

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 Trust Assets Under Management &Trust Revenue  Assets in billionsRevenue in millions  6

 2014 Performance  7

 2014 Performance Summary   Budget ResultsEarnings $46.9 million $43.3 millionEPS $2.70 per share $2.50 per shareROAA 1.28% 1.18%ROAE 10.82% 9.94%Assets $3.71 billion $3.72 billionLoans $2.70 billion $2.73 billionDeposits $3.16 billion $3.11 billionShareholders’ equity $443.7 million $447.9 million  8

 Shareholder Value  9

 Dividends Per Share  *2015 is projected DPS  1.6%  2014 cash dividends increased 2.3%1.6% compound growth rate for past five yearsDecember 31, 2014 cash dividend yield was 3.28%Cash dividend increased to $0.30 per share effective October 1, 2014  10

 Shareholders’ Equity  (in millions)  Shareholders’ equity has increased 32.3% during the past five years6.9% compound growth rate for the past five years2015 goal for shareholders’ equity - $467 to $475 million  6.9%  11

 Book ValuePer Share  Tangible Common Equity/Assets  12

 Total Market Capitalization  All data is as of year-end except 2015 which is as of March 31, 2015. Peer data not available as of March 31, 2015.Peer data obtained from SNL Financial; peer group consists of publicly traded regional bank holding companies with an average asset size of $3.7 billion, as defined in our Proxy Statement.  (in millions)  Price to Tangible Book Value 2010 2011 2012 2013 2014 3/31/15 CTBI 1.63x 1.51x 1.53x 2.06x 1.67x 1.48x Peer 1.29x 1.19x 1.39x 1.72x 1.72x N/A    13

 5 Year Cumulative Total ReturnComparison of CTBI, NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks  An investment in CTBI stock on December 31, 2009 would have outperformed the NASDAQ Bank Stocks Index but not the NASDAQ Stock Market (U.S.) at December 31, 2014.      14

 Comparison to Russell 2000 Indexof Small Cap Companies  Return to Investors  3-, 5-, and 10-year total returns annualized  December 31, 2014    15

 Core Value Long-Term Investment  12 stock splits and 10 stock dividends34 years of consecutive increases in cash dividends5-year compound growth rate of cash dividends 1.6%Stock included in the NASDAQ Global Select Market, NASDAQ Dividend Achievers Index, and NASDAQ Bank Stock IndexRecognized by Forbes Magazine as one of “America’s 50 Most Trustworthy Financial Companies” and ranked 1st in the “Small Cap” categoryCTBI shareholders include124 institutional investors (including CTIC – 10.4%) hold 9.0 million shares (51.4%)194 mutual funds hold 4.8 million shares (27.5%)  Data as of December 31, 2014  16

 Earnings Review  17

 EPS decreased 4.9% from 2013 to 20142015 EPS goal - $2.55 to $2.65 per share  Earnings Per Share  18

 Return on Average Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2014 for bank holding companies with consolidated assets of $3 billion to $10 billion.  19

 (in millions)  Net Income  Net income decreased 4.3% from 2013 to 20142015 goal for net income - $44.0 to $47.0 million  20

 Revenues  (in millions)  2014 revenues decreased 3.7% from 20132015 goal for revenues - $178.5 to $184.5 million  21

 2014 noninterest income decreased 8.6% from 2013Decreases in gains on sales of loans, deposit service charges, loan related fees, and other noninterest income due to the prior year death benefits received in bank owned life insurance2015 goal for noninterest revenue – 22.0% to 26.0% of total revenue  Noninterest Incomeas a % of Total Revenue  (in millions)  22

 2014 net interest revenue decreased by 1.9% from 2013Net interest margin decreased 11 basis pointsAverage earning assets increased $38.2 million, or 1.1%  (in millions)  Net Interest Revenue  23

 Net Interest Margin  Pressure on the margin1-year cumulative gap position at 12/31/14 – (5.81)%  % of assets repricingWithin 30 days 33.02%% of liabilities repricing Within 30 days 16.25%Within 90 days 27.43%Within 180 days 38.32%  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2014 for bank holding companies with consolidated assets of $3 billion to $10 billion.  24

 Net Noninterest Expenseas a % of Average Earning Assets  Noninterest Expense & Efficiency Ratio  (in millions)  (in millions)    Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2014 for bank holding companies with consolidated assets of $3 billion to $10 billion.  25

 Balance Sheet Review  26

 Total assets at 12/31/14 increased $142.0 million, or 4.0%, from 12/31/2013Loans increased $118.5 million or 4.5%Investment portfolio growth $30.8 million or 5.0%Deposits growth $46.3 million or 1.5%2015 goal for total assets - $3.70 to $3.90 billion  (in billions)  Total Assets  27

 (in billions)  Total Loans  Total loans at 12/31/14 increased 4.5% from 12/31/13Loan production for the year totaled $0.7 billion2015 goal for total loans - $2.80 to $2.85 billion  December 31, 2014  Loan PortfolioMix  28

 Concentrations of Creditas a % of Total Loans  December 31, 2014  * As a percentage of funded exposure  29

 Net Charge-offsas a % of Average Loans  NonperformingLoansas a % of Total Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2014 for bank holding companies with consolidated assets of $3 billion to $10 billion.       December 31, 2014  30

 Nonperforming Assetsas a % of Total Assets  Loan Loss Reserveas a % of Net Loans  $36.8 million in other real estate owned  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2014 for bank holding companies with consolidated assets of $3 billion to $10 billion.  31

 Total Other Real Estate Owned  Sales of foreclosed properties for the year ended 12/31/14 $12.9 millionNew bookings in 2014 $12.2 millionProperties under contract to sell $2.0 million  (in millions)  32

 (in billions)  Total Depositsincluding Repurchase Agreements  2015 goal for total deposits including repurchase agreements - $3.10 to $3.16 billion  Total Depositsincluding Repurchase Agreements  December 31, 2014  33

 1st Quarter 2015 Review  34

 Earnings Per Share  35

 (in millions)  Net Income  36

 Net interest incomeIncreased $0.2 million year over yearDecreased $0.6 million quarter over quarterProvision for loan lossesIncreased $0.6 million year over yearDecreased $1.5 million quarter over quarterNoninterest incomeIncreased $0.7 million year over yearDecreased $1.3 million quarter over quarterNoninterest expenseDecreased $1.0 million year over yearDecreased $2.2 million quarter over quarter  Net Income  37

 (in millions)  Noninterest Income  Q-O-QDecreases in gains on sales of loans, deposit service charges, trust revenue, and loan related feesImpacted by fewer number of days and substantial inclement weather in 1st quarter 2015Y-O-YIncreases in gains on sales of loans, deposit service charges, trust revenue, and loan related fees  38

 (in millions)  Noninterest Expense  Q-O-Q$0.7 million decrease in personnel expense$0.5 million decrease in net other real estate owned expense$0.3 million decrease in repossession expenseDecrease in other direct expenses due to a $0.5 million accrual booked in the fourth quarter 2014 for anticipated customer refundsY-O-YDecrease primarily due to a $1.0 million decrease in net other real estate owned expense  39

 Loan portfolio increased at an annualized rate of 1.9% during the quarterCommercial loans increased $4.9 millionIndirect loans increased $17.0 millionResidential loans decreased $7.1 millionConsumer direct loans decreased $2.1 millionLoan increase from prior year first quarter 6.2%  (in billions)  Total Loans  40

 Deposits, including repurchase agreements, increased an annualized 9.7% from prior quarter and 1.3% from prior year first quarter  (in billions)  Total Depositsincluding Repurchase Agreements  41

 Nonperforming Loansas a % of Total Loans  42

 Nonperforming Assetsas a % of Total Assets  43

 Net Charge-offsas a % of Average Loans (annualized)  44

 Efficiency Ratio  45

 Key Strategic Initiatives  46

Operational Priorities

- Continuing focus on improving asset quality
- Liquidation of other real estate owned
- Build core earnings capacity
  - Quality loan growth
  - Low cost deposit growth
- Increase noninterest income
  - Wealth management
  - Brokerage
  - Life insurance
- Maintain net interest margin
- Expense control

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CTBI: 2015 Outlook

Net Income	$44 - $47 million
Earnings Per Share	$2.55 - $2.65 per share
ROAA	1.18% - 1.24%
ROAE	9.30% - 10.30%
Assets	$3.70 - $3.90 billion
Loans	$2.80 - $2.85 billion
Deposits	$3.10 - $3.16 billion
Shareholders' Equity	$467 - $475 million

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CTBI’s Franchise Value  History of solid investor returnsHistorically strong capital positionCommunity banking strategyGrowth and good financial performance in slow growth marketsGrowth strategiesStrong experienced management team and over 1,000 dedicated employeesOur shareholders  49

 To Our Shareholders  Your management has a Strategic Plan for the performance and operations of your company. Success will be attained by the execution of this plan, not just by management, but by approximately 1,000 employees. The continuing support by you, our shareholders, by referring your friends, neighbors, and business associates to do business with your bank, is invaluable to the execution of our plans for the performance of your Company.  50